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                                                                  EXHIBIT(h)(28)

                                November 19, 1999

                              [WESTCORE LETTERHEAD]

E*Trade Group, Inc.
David Moore
Four Embarcadero Place
2400 Gerig Road
Palo Alto, CA 94303

ALPS Mutual Funds Services, Inc.
370 17th Street, Suite 3100
Denver, CO 80202

Denver Investment Advisors, LLC
1225 Seventeenth Street, 26th Floor
Denver, CO 80202

VIA:     Federal Express

                  Re: The Retail Shareholder Services Agreement (the "Agreement") dated as of October 1, 1998 between E*Trade Group, Inc., ALPS Mutual Services, Inc., Denver Investment Advisors LLC and Westcore Trust

Dear Sirs:


                  On October 1, 1999, Westcore Trust introduced two new investment portfolios -- Westcore Select Fund and Westcore Small-Cap Growth Fund. Commencing on December 15, 1999, Westcore Trust will offer another investment portfolio, Westcore International Frontier Fund. By your signature below please confirm that effective December 15, 1999, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Select Fund, Westcore Small-Cap Growth Fund and Westcore International Frontier Fund as Funds under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

                  Please keep one signed original of this letter and return the remaining originals to:

                  Westcore Trust
                  Attn: Kristine Cook
                  1225 17th Street, 26th Floor
                  Denver, CO 80202

                  If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.


                                         Yours Truly,


                                         WESTCORE TRUST

                                         By: /s/ Jack D. Henderson
                                             ----------------------------
                                                 Name:  Jack D. Henderson
                                                        -----------------
                                                 Title: Vice President
                                                        -----------------
                                                 Date:

ACCEPTED AND AGREED TO:

E*TRADE GROUP, INC.                      DENVER INVESTMENT ADVISORS LLC

By: /s/ Brian Murray                     By: /s/ Jeffrey D. Adams
    ----------------------------------       ----------------------------
        Name:  Brian Murray                      Name:  Jeffrey D. Adams
               -----------------------                  -----------------
        Title: VP                                Title: Managing Director
               -----------------------                  -----------------
        Date:  12/07/99                          Date:  11/19/99
               -----------------------                  -----------------

ALPS MUTUAL FUNDS SERVICES, INC.

By: /s/ Thomas A. Carter
    ----------------------------------
        Name:  Thomas A. Carter
               -----------------------
        Title: Chief Financial Officer
               -----------------------
        Date:  11/22/99
               -----------------------